Exhibit 4.10

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of [●] by and among SK Growth Opportunities Corporation (“SK Growth”), Auxo Capital Managers LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned investors (collectively, the “Investors”).

RECITALS

WHEREAS, the Sponsor currently holds SK Growth’s Class B ordinary shares, par value $0.0001 per share, initially purchased in a private placement prior to SK Growth’s initial public offering (the “Founder Shares”);

WHEREAS, SK Growth held an extraordinary general meeting of shareholders (the “Extension Meeting”) for the purpose of approving, among other things, an amendment to SK Growth’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to extend the date by which SK Growth must consummate an initial business combination (the “Initial Business Combination”) until June 22, 2025 or such earlier date as SK Growth’s board of directors (the “Board”) may approve in accordance with the Memorandum and Articles of Association (the “Extension”);

WHEREAS, SK Growth held an extraordinary general meeting of shareholders (the “BCA Meeting” and together with the Extension Meeting, the “Meetings”) for the purpose of approving, among other things, the Business Combination Agreement, dated as of February 27, 2024, and as amended on December 5, 2024 by and among SK Growth, Webull Corporation, Feather Sound I Inc. and Feather Sound II Inc. and the transactions contemplated therein;

WHEREAS, the Memorandum and Articles of Association provides that a shareholder of SK Growth may redeem its Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), initially sold as part of the units in SK Growth’s initial public offering (whether they were purchased in SK Growth’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the approval of a Business Combination (as defined therein), on the terms set forth in the Memorandum and Articles of Association (“Redemption Rights”);

WHEREAS, subject to the terms and conditions of this Agreement, Investor is willing to forego the exercise of its Redemption Rights in connection with the Business Combination, or to validly rescind any previously submitted redemption demand, including any redemption demands submitted in connection with the Extension, of certain of the Public Shares held by such Investor upon the terms set forth herein, in connection with which the Sponsor desires to surrender to SK Growth and forfeit for no consideration that number of Founder Shares set forth on Exhibit A (the “Forfeited Shares”) and SK Growth desires to issue or cause to be issued to Investor that number of Class A Ordinary Shares set forth opposite such Investor’s name on Exhibit A in connection with SK Growth’s completion of its Initial Business Combination (the “Promote Shares”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, SK Growth and the Sponsor hereby agree as follows:

1. Terms of Forfeiture and Issuance.

1.1 Upon the terms and subject to the conditions of this Agreement, if Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meetings, then substantially concurrently with the closing of the Initial Business Combination (i) the Sponsor hereby agrees to surrender to SK Growth and forfeit for no consideration the Forfeited Shares (such surrender and forfeiture, the “Share Cancellation”) and (ii) SK Growth hereby agrees to issue or cause to be issued to Investor for no additional consideration the Promote Shares (such issuance, the “Share Issuance”). “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of an aggregate amount of (i) [●] Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other SK Growth shareholders similar to this Agreement on or about the date of the BCA Meeting.

1.2 The Sponsor, SK Growth and Investor hereby agree that the Share Issuance and Share Cancellation shall be subject to the conditions that the Initial Business Combination is consummated. Upon the satisfaction of the foregoing conditions, as applicable, SK Growth shall issue, or cause the Share Issuance promptly (but in any event no later than two (2) business days following the closing of the Initial Business Combination) to Investor (or its permitted transferees) free and clear of any liens or other encumbrances, other than pursuant to the restrictions on transfer imposed by the securities laws, the Joinder and any successor or similar agreement entered into in connection with the Initial Business Combination (which shall be no less favorable or more restrictive than what is agreed to by the Sponsor). The Sponsor and SK Growth covenant and agree to facilitate such Share Issuance to Investor (or its permitted transferees) in accordance with the foregoing.

1.3 Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Ordinary Shares of SK Growth or other similar event (which, for the avoidance of doubt, shall not include any conversion of Founder Shares into Class A ordinary shares, par value $0.0001 per share), then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Ordinary Shares of SK Growth. Notwithstanding anything to the contrary contained herein, Investor acknowledges and agrees that a waiver of the rights contained in Section 17.3 of the Memorandum and Articles of Association of SK Growth by the holders of Founder Shares shall apply to all Founder Shares including the Forfeited Shares and the holder of Promote Shares shall have no rights pursuant to Section 17.3 of the Memorandum and Articles of Association of SK Growth.

1.4 Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving SK Growth in which its Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Ordinary Shares of SK Growth, SK Growth shall issue or cause to be issued, with respect to each Promote Share to be issued hereunder, the kind and amount of securities, cash or other property into which the Ordinary Shares are converted or exchanged.

1.5 Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Promote Shares. Investor acknowledges that, pursuant to the Amended and Restated Limited Liability Company Agreement of the Sponsor (as it will exist by the date of the BCA Meeting, the “Sponsor LLC Agreement”), prior to, or at the time of, the Initial Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares held by Sponsor and the terms and conditions applicable to the Promote Shares shall not be changed or reduced as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

1.6 Delivery of Shares; Other Documents. SK Growth shall issue or cause to be issued Promote Shares Investor in book-entry form through SK Growth’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7 Assignment of Registration Rights. Investor shall be entitled to registration rights set forth in that certain Registration Rights Agreement, by and among SK Growth, the Sponsor, Webull Corporation and certain security holders thereto (as it may be amended from time to time, the “Registration Rights Agreement”), and SPAC and Investor shall execute the Joinder, whereby Investor shall become a “Holder” pursuant to the Registration Rights Agreement (as defined therein) and the Promote Shares shall be “Registrable Securities” pursuant to the Registration Rights Agreement (as defined therein), or pursuant to any successor or similar agreement entered into in connection with the Initial Business Combination.

1.8 Joinder to Registration Rights Agreement. In connection with the Share Issuance, Investor shall execute a joinder to the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with SK Growth to be bound by the terms and provisions of the Registration Rights Agreement as a “holder” thereunder with respect to the Promote Shares (upon acquisition thereof) as “Registrable Securities” thereunder. Notwithstanding anything in this Agreement or the Joinder to the contrary, Investor shall be released with respect to the Promote Shares from any transfer or lock-up restrictions under the Registrations Rights Agreement to the same extent as any other holders, including the Sponsor, is released from such restrictions with respect to its remaining Founder Shares.

1.9 Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of SK Growth’s shareholders to approve the Business Combination at the BCA Meeting, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of SK Growth prior to the consummation of the Initial Business Combination, (d) the mutual written agreement of the parties hereto, or (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meetings and such Investors Shares are actually redeemed in connection with the Meetings. Notwithstanding any provision in this Agreement to the contrary, SK Growth’s obligation to issue or cause to be issued the Promote Shares to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the BCA Meeting.

2. Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

2.1 No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promote Shares.

2.2 Accredited Investor. Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3 Intent. Investor is acquiring the Promote Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell the Promote Shares to or through any person or entity except as may be permitted hereunder.

2.4 Restrictions on Transfer; Trust Account; Redemption Rights.

2.4.1 [Reserved].

2.4.2 Investor acknowledges and agrees that the Promote Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of SK Growth’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.3 Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by SK Growth, to waive any right that it may have to elect to have SK Growth redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Business Combination and the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the BCA Meeting.

2.4.4 Investor acknowledges and understands the Promote Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Promote Shares, such Promote Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Promote Shares or any interest therein is proposed to be made other than pursuant to an effective registration statement, as a condition precedent to any such transfer, Investor may be required to deliver to SK Growth an opinion of counsel (including investor counsel) satisfactory to SK Growth that registration is not required with respect to the Promote Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Promote Shares.

2.5 Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promote Shares.

2.6 Risk of Loss. Investor is aware that an investment in the Promote Shares is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Promote Shares, including those restrictions described or provided for in this Agreement and the Joinder pertaining to transferability. Investor is able to bear the economic risk of its investment in the Promote Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7 Independent Investigation. Investor has relied upon an independent investigation of SK Growth and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of SK Growth and has had an opportunity to ask questions of, and receive answers from, SK Growth’s management concerning SK Growth and the terms and conditions of the proposed sale of the Promote Shares and has had full access to such other information concerning SK Growth as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8 Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Promote Shares, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.9 Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Promote Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Promote Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promote Shares. Investor’s subscription and payment for and continued beneficial ownership of the Promote Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.10 Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.11 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.12 No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, SK Growth, the Promote Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13 Reliance on Representations and Warranties. Investor understands that the Promote Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.14 No General Solicitation. Investor is not subscribing for the Promote Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.15 Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Promote Shares nor is Investor entitled to or will accept any such fee or commission.

3. Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

3.1 Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder.

3.2 Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3 Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Forfeited Shares and will, immediately prior to the forfeiture of the Forfeited Shares, be the record and beneficial owner of the Forfeited Shares, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws).

3.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Sponsor’s certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement, dated June 23, 2022, by and between SK Growth, the Sponsor, and SK Growth’s offices and directors, and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.5 Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Promote Shares nor is the Sponsor entitled to or will accept any such fee or commission.

3.6 Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of its Forfeiture Shares.

3.7 Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

3.8 No Pending Actions. There is no action pending against the Sponsor or, to the Sponsor’s knowledge, threatened against the Sponsor, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

4. Representations and Warranties of SK Growth. SK Growth represents and warrants to, and agrees with, the Investor that:

4.1 Power and Authority. The Sponsor is an exempted company formed and validly existing and in good standing as an exempted company the laws of the Cayman islands and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the Share Issuance.

4.2 Authority. All corporate action on the part of SK Growth and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of SK Growth required pursuant hereto has been taken. This Agreement has been duly executed and delivered by SK Growth and (assuming due authorization, execution and delivery by Investor) constitutes SK Growth’s legal, valid and binding obligation, enforceable against Sk Growth in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3 Title to Securities. The Promote Shares have been duly authorized, and, when issued in accordance with the terms and conditions of this Agreement to Investor, will be (i) validly issued, fully paid, and non-assessable, and (ii) free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer and other restrictions that apply to the Promote Shares pursuant to the Joinder and generally, under applicable securities laws) The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Forfeited Shares and will, immediately prior to the surrender and forfeiture of the Forfeited Shares to SK Growth, be the record and beneficial owner of the Forfeited Shares, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws).

4.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by SK Growth of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum and Articles of Association, (ii) any agreement or instrument to which Sk Growth is a party or by which it is bound or (iii) any law, statute, rule or regulation to which SK Growth is subject or any order, judgment or decree to which SK Growth is subject. SK Growth is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

4.5 No General Solicitation. SK Growth has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6 Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by SK Growth in connection with the sale of the Promote Shares.

4.7 Reliance on Representations and Warranties. SK Growth understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of SK Growth set forth in this Agreement.

4.8 No Pending Actions. There is no action pending against SK Growth or, to SK Growth’s knowledge, threatened against SK Growth, before any court, arbitrator or governmental authority, which in may matter challenges or seeks to prevent, enjoin or materially delay the performance by SK Growth of its obligations under this Agreement.

5. Trust Account. Subject to SK Growth’s determination, in its sole discretion, otherwise to mitigate the risk that SK Growth may be deemed an investment company for purposes of the Investment Company Act of 1940, as amended, until the earlier of (a) the consummation of SK Growth’s initial business combination; (b) the liquidation of the Trust Account; and (c) 36 months from consummation of SK Growth’s initial public offering or such later time as the shareholders of SK Growth may approve in accordance with the Articles, SK Growth will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. SK Growth further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares in connection with a liquidation of SK Growth if it does not effect a business combination prior to its termination date.

6. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7. Assignment; Entire Agreement; Amendment.

7.1 Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either SK Growth, the Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

7.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. Survival; Severability.

10.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12. Disclosure; Waiver. As soon as practicable, but in no event later than one business day, after execution of this Agreement, SK Growth will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. SK Growth agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that SK Growth, the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of SK Growth’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving SK Growth, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that SK Growth, the Sponsor is relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 10, in connection with the transactions contemplated by this Agreement. SK Growth shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the BCA Meeting, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that SK Growth has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to SK Growth’s knowledge, Investor shall not be in possession of any material, nonpublic information received from SK Growth or any of its officers, directors or employees.

13. Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor, SK Growth and the Sponsor as, and SK Growth and the Sponsor acknowledge that Investor, SK Growth and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor, SK Growth and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and SK Growth and the Sponsor acknowledges that Investor, SK Growth and the Sponsor are not acting in concert or as a group, and SK Growth and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14. Most Favored Nation. In the event the Sponsor or SK Growth enter one or more other non-redemption agreements before or after the execution of this Agreement in connection with the BCA Meeting, the Sponsor and SK Growth represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:	[●]
Title:	[●]

[Signature Page to Non-Redemption Agreement]

COMPANY:

SK GROWTH OPPORTUNITIES CORPORATION

By:
Name:	[●]
Title:	[●]

[Signature Page to Non-Redemption Agreement]

SPONSOR:

AUXO CAPITAL MANAGERS LLC

By:
Name:	[●]
Title:	[●]

[Signature Page to Non-Redemption Agreement]

EXHIBIT A

Investor	Promote Shares	Number of Public Shares to be Held as Investor Shares
Address:	[●] Class A	[●] Class A
	Ordinary Shares	Ordinary Shares

SSN/EIN:

Exh A-1

EXHIBIT B

LETTER AGREEMENT AND REGISTRATION RIGHTS

[●], 2025

Reference is made to that certain Non-Redemption Agreement (the “Agreement”) by and among the investor signatory hereto (the “Investor”), SK Growth Opportunities Corporation (“SKGR”) and Auxo Capital Managers LLC (the “Sponsor”), pursuant to which the Investor acquired Promote Shares from SKGR, in connection with the proposed business combination (the “Business Combination”) between Webull Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), and SKGR. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby agrees that after the closing of the Business Combination it shall use its reasonable best efforts to file (at the Company’s sole cost and expense) with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the Promote Shares (the “Registration Statement”) and have the Registration Statement declared effective as soon as practicable after the filing thereof. Upon notification that the Registration Statement has been declared effective by the SEC, the Company shall file a final prospectus under Rule 424 of the Securities Act. The Company shall not identify the Investor as a statutory underwriter in the Registration Statement unless requested by the SEC. The Company will use its reasonable best efforts to keep the Registration Statement covering the resale of the Promote Shares as described above continuously effective (except for customary blackout periods, up to twice per year and for a total of up to 90 business days (and not more than 60 business days in an occurrence), if and when the Company is in possession of material non-public information the disclosure of which, in the good faith judgment of the Company’s board of directors, would be prejudicial, and the Company agrees to promptly notify the Investor of any such blackout determination) until all such shares have been sold or may be transferred without any restrictions under applicable securities laws, including when, following the closing of the Business Combination, any Promote Shares held by the Investor may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144; provided that Company covenants and agrees to make all necessary filings, amendments, supplements and submissions in furtherance of the foregoing, including to register all of the Investor’s Promote Shares for resale. The Investor will promptly deliver customary representations and other documentation reasonably acceptable to the Company, its counsel and/or its transfer agent in connection with the Registration Statement, including those related to selling shareholders and to respond to SEC comments.

This letter agreement may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument. The Investor acknowledges that this letter agreement replaces the form of Joinder that was initially attached to the Agreement at the time of its execution and the Investor, SKGR and the Company agree that the execution of this letter agreement shall discharge the Investor, the Company or SKGR of their obligations under Section 1.8 of the Agreement.

[Signature Page Follows]

Exh B-1

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date herein above first written.

INVESTOR

By:
Name:	[●]
Title:	[●]

ACKNOWLEDGED AND AGREED:

SK GROWTH OPPORTUNITIES CORPORATION

By:
Name:	[●]
Title:	[●]

WEBULL CORPORATION

By:
Name:	[●]
Title:	[●]

Exh B-2